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                                  UNITED STATES

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

     PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934



Date of Report (Date of earliest event reported)  August 15, 1996
                                                 -------------------------



                            JDA SOFTWARE GROUP, INC.
               --------------------------------------------------
               (Exact name of registrant as specified in charter)



        Delaware                     0-27876                      86-0787377
- ----------------------------       ------------              -------------------
(State or other jurisdiction       (Commission                (IRS Employer
     of incorporation)             File Number)              Identification No.)



11811 North Tatum Blvd., Suite 2000, Phoenix, Arizona              85028
- --------------------------------------------------------------------------------
     (Address of principal executive offices)                   (Zip Code)



Registrant's telephone number, including area code (602) 404-5500
                                                   --------------------

          -------------------------------------------------------------
          (Former name or former address, if changed since last report)
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ITEM 5.  OTHER EVENTS.

       (a) Pursuant to an Acquisition and Exchange Agreement (the "Acquisition Agreement"), dated as of August 15, 1996, by and among the registrant and each of the shareholders (the "Sellers") of JDA Software Services Ltd. ("JDA Canada"), the registrant acquired JDA Canada through the direct exchange of newly issued shares of the registrant's common stock, $0.01 par value, for all of the outstanding equity securities of JDA Canada (the "Acquisition"), effective August 15, 1996 (the "Effective Date").

             Upon the effectiveness of the Acquisition, each outstanding share of JDA Canada Class A Common Stock was exchanged for 78.5525 shares of the registrant's common stock; each outstanding share of JDA Canada's Class B Common Stock was exchanged for six (6) shares of the registrant's common stock; each outstanding share of JDA Canada's Class C Common Stock was exchanged for one (1) share of the registrant's common stock; and each outstanding share of JDA Canada's Class A Preferred Stock was exchanged for .3845 shares of the registrant's common stock.

             In total, following consummation of the Acquisition, the registrant issued and delivered an aggregate of 143,926 shares of authorized and newly issued shares of its common stock to the Sellers. Of such shares, an aggregate of 14,393 shares (the "Escrow Shares") have been deposited in escrow and are subject to release to the Sellers, in whole or in part, upon expiration of the one-year period following the Effective Date. The number of Escrow Shares released will be based upon the level of damages, if any, suffered by the registrant resulting from any breach of Sellers' representations and warranties in the Acquisition Agreement. The terms and conditions relating to the use of the Escrow Shares in support of Sellers' representations and warranties in the Acquisition Agreement, or the release of such Escrow Shares upon termination of the escrow, are governed by an Escrow Agreement dated as of the Effective Date by and among the registrant, Sellers and Chicago Title Company.

             Subsequent to May 1989, and prior to the Acquisition, JDA Canada was not affiliated with the registrant. From November 1979 until January 1, 1988, James D. Armstrong, the registrant's Chief Executive Officer and a member of the registrant's Board of Directors, was the President and principal shareholder of JDA Canada. Effective January 1, 1988, Mr. Armstrong sold all of his interest in JDA Canada to certain of the Sellers. Mr. Armstrong remained a member of the Board of Directors of JDA Canada until May 1989. Since December 1987, JDA Canada has held exclusive rights to distribute the registrant's products within Canada. In November 1994, the registrant acquired DSS, an in-store system, from JDA Canada in exchange for a perpetual exclusive license to market DSS in Canada, royalty payments and certain rights to product enhancements.


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       (b)   JDA Canada is engaged in the business of marketing, selling and installing comprehensive enterprise-wide software solutions that address the mission-critical business information requirements of retailing organizations in the Canadian marketplace. The registrant intends to continue such business through its now wholly owned subsidiary.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

       (c)   Exhibits.

             Exhibit No.                     Description
             -----------                     -----------
                2.1*           Acquisition and Exchange Agreement (the
                               "Acquisition Agreement") by and among the
                               registrant and the shareholders of JDA
                               Software Services Ltd. (Exhibit A to the
                               Acquisition Agreement), dated August 15,
                               1996.

                99.1           Press Release dated August 15, 1996.

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                    *Other exhibits to the Acquisition Agreement not filed
                    herewith are identified in the Acquisition Agreement. The registrant will furnish supplementally any omitted exhibit to the Commission upon request.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            JDA Software Group, Inc.




Date:  August 30, 1996                     By:  /s/ Thomas M. Proud
                                                --------------------------------
                                                Thomas M. Proud
                                                Vice President, Chief Financial
                                                Officer, Secretary and Treasurer


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                                  EXHIBIT INDEX


             Exhibit No.                     Description
             -----------                     -----------
                2.1*           Acquisition and Exchange Agreement (the
                               "Acquisition Agreement") by and among the Company
                               and the shareholders of JDA Software Services
                               Ltd. (Exhibit A to the Acquisition Agreement),
                               dated August 15, 1996.

                99.1           Press Release dated August 15, 1996.

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                    *Other exhibits to the Acquisition Agreement not filed
                    herewith are identified in the Acquisition Agreement. The registrant will furnish supplementally any omitted exhibit to the Commission upon request.


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